Exhibit 99.4

RE/MAX HOLDINGS ANNOUNCES THIRD QUARTER,

FOURTH QUARTER AND FULL-YEAR 2017 EARNINGS CONFERENCE CALL

DENVER, February 22, 2018 - RE/MAX Holdings, Inc. (the “Company”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and of Motto Mortgage, an innovative mortgage brokerage franchise, will host a conference call on Friday, February 23, 2018, at 8:30 a.m. Eastern Time related to the preliminary financial results for the quarter and nine months ended September 30, 2017, and the quarter and full-year ended December 31, 2017, which the Company released after market close today.

Interested parties are able to access the conference call using the following dial-in numbers:

U.S.	1-833-287-0798
Canada & International	1-647-689-4457

Interested parties are also able to access a live webcast through the Company’s Investor Relations website at http://investors.remax.com/. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Investor Relations website for a limited time as well.

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About the RE/MAX Network

RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Over 115,000 agents provide RE/MAX a global reach of over 100 countries and territories. Nobody sells more real estate than RE/MAX as measured by total residential transaction sides.

RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage, an innovative mortgage brokerage franchise, are subsidiaries of RMCO, which is controlled and managed by RE/MAX Holdings, Inc. (NYSE: RMAX).

Investor Relations Contact:

Andy Schulz

303-796-3287
aschulz@remax.com